Exhibit 1.1(b)

                               Pricing Agreement


MERRILL LYNCH & CO.
         As  Representative of the Underwriters
 Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, NY 10080


                                                     April 25, 2002
Ladies and Gentlemen:

         Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 25, 2002 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative, the Securities as specified in Schedule I hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement and also a representation and warranty as of the date of delivery of the Designated Securities to the Underwriters. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

         This Pricing Agreement may be executed in counterparts, and may be evi denced by an exchange of telegraphic communications or any other rapid transmis sion device designed to produce a written record of communications transmitted.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Corporation and each of the Underwriters plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among each of the Underwriters and the Corporation.

                                        Very truly yours,

                                        NORFOLK SOUTHERN CORPORATION


                                        By: /s/ William J. Romig
                                             ------------------------------
                                           Name:  William J. Romig
                                           Title: Vice President & Treasurer

Accepted as of the date hereof:

MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED


By: /s/ William Susman
   -----------------------------------------------
   Name:  William Susman
   Title: Managing Director




For itself and as Representative of the several Underwriters named in Schedule I hereto.





                                  SCHEDULE I




                                                       Principal Amount
                                                          of 6% Notes
                                                           due 2008
Underwriter                                             to be Purchased

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated.....................   $166,666,000
BNY Capital Markets, Inc. ............................     16,667,000
SunTrust Capital Markets, Inc. .......................     16,667,000
                                                         ------------
                     Total............................   $200,000,000




                                  SCHEDULE II


Closing: April 30, 2002 at 9:00 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York

Price of Securities:       99.826% with respect to the Corporation's 6% Senior
                           Notes due 2008